Exhibit 8.2

November 10, 2021

To:	Aurora Mobile Limited (the “Company”)

14/F, China Certification and Inspection Building

No. 8, Keji South 12th Road, Nanshan District

Shenzhen, Guangdong 518057

The People’s Republic of China

Re: Legal Opinion on Certain PRC Legal Matters

Dear Sirs or Madams:

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as of the date hereof.

We are acting as PRC counsel to the Company, a company incorporated under the laws of the Cayman Islands, in connection with the proposed offering (the “Offering”) of a certain number of Class A common shares, including in the form of American Depositary Shares, or ADSs, preferred shares, warrants to purchase Class A common shares, including in the form of ADSs, subscription rights and a combination of such securities of the Company, as set forth in the Company’s registration statement on Form F-3, including a base prospectus, and the prospectus supplement, including any amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A.	Documents and Assumptions

In rendering this opinion, we have carried out due diligence, reviewed and examined copies of the Registration Statement, and other documents as we have considered necessary or advisable for the purpose of rendering this opinion, including but not limited to originals or copies of the due diligence documents provided to us by the Company and the PRC Companies (as defined below) and such other documents, corporate records and certificates issued by the Governmental Agencies (collectively, the “Documents”). Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by competent Governmental Agencies (as defined below) or appropriate representatives of the Company or the PRC Companies.

In rendering this opinion, we have made the following assumptions (the “Assumptions”):

(1)

all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)

each of the parties to the Documents, other than the PRC Companies, (a) if a legal person or other entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party, and, if a legal person or other entity, in accordance with the laws of its jurisdiction of organization and/or incorporation or the laws that it is subject to;

(3)

unless otherwise indicated in the Documents, the Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)	all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion are true, correct and complete;

(6)	each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(7)

all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof;

(8)

all the explanations and interpretations provided by the officers of Governmental Agencies duly reflect the official position of the Governmental Agencies, and all the factual statements provided by the Company and PRC Companies, including but not limited to the statements set forth in the Documents, are complete, true and correct; and

(9)

all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B. Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”	means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”	means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“M&A Rules”	means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“Hexun Huagu”	means Shenzhen Hexun Huagu Information Technology Co., Ltd. (深圳市和讯华谷信息技术有限公司), a company incorporated under the PRC Laws.

“PRC Companies”	means, Hexun Huagu and WFOE (as defined below), and each a “PRC Company”.

“PRC Laws”	means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“VIE Agreements”	means the documents as set forth in Appendix A hereto.

“WFOE”	means JPush Information Consultation (Shenzhen) Co., Ltd. (吉浦斯信息咨询(深圳)有限公司), a company incorporated under the PRC Laws.

C. Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications, we are of the opinion that:

(i) VIE Structure. Except as disclosed in the Registration Statement, the ownership structure of the PRC Companies as set forth in the Registration Statement, do not and will not, immediately after giving effect to the Offering, result in any violation of applicable PRC Laws. Each of the PRC Companies and, to the best of our knowledge after due inquiry, each of the shareholders of Hexun Huagu, has full power, authority and legal right to enter into, execute, deliver and perform his obligations in respect of each of the agreements under each VIE Agreement to which it or he is a party, and has duly authorized, executed and delivered each of the VIE Agreements to which he is a party. The VIE Agreements constitute valid, legal and binding obligations enforceable against each of the parties thereto in accordance with the terms of each of the VIE Agreements, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. To the best of our knowledge after due inquiry, none of the PRC Companies is in material breach or default in the performance or observance of any of the terms or provisions of the VIE Agreements to which it is a party.

The due execution, delivery and performance of each of the VIE Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, do not (a) result in any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of any of the PRC Companies; or (b) result in any violation of any applicable PRC Laws. No Governmental Authorizations are required under any PRC Laws in connection with the due execution, delivery or performance of each of the VIE Agreements other than those already obtained; provided, however, any exercise by the WFOE of its rights under the relevant Exclusive Option Agreements (as referred to in the Registration Statement) will be subject to: (1) the approval of and/or registration with the Governmental Agencies for the underlying equity transfer; and (2) the exercise price for equity transfer under the VIE Agreements complying with the PRC Laws.

There are, however, substantial uncertainties regarding the interpretation and application of PRC Laws and future PRC laws and regulations, and there can be no assurance that the Governmental Agencies will take a view that is not contrary to or otherwise different from our opinions stated above.

(ii) M&A Rules. Based on our understanding of the explicit provisions under the PRC Laws as of the date hereof, since (a) the WFOE was established as a foreign-invested enterprise by means of direct investment rather than by merger or acquisition directly or indirectly of the equity interest or assets of a “domestic company” as defined under the M&A Rules, and (b) no provision in the M&A Rules classifies the contractual arrangements under the VIE Agreements as a type of acquisition transaction falling under the M&A Rules, we are of the opinion that, the Company is not required to obtain the approval under the M&A Rules for the Offering or the listing. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws and there can be no assurance that the Governmental Agencies will ultimately take a view that is consistent with our opinion stated above.

(iii) Enforceability of Civil Procedures. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or sovereignty, national security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(iv) Taxation. The statements made in the Registration Statement under the caption “Taxation—People’s Republic of China Taxation”, with respect to the PRC Laws, constitute true and accurate descriptions of the matters described therein in all material respects and such statements represent our opinion.

(v) PRC Laws. All statements set forth in the Registration Statement under the captions “Our Company”, “Risk Factors”, “Use of Proceeds”, “Enforceability of Civil Liabilities”, “Regulations”, “Taxation”, and “Legal Matters” in each case insofar as such statements describe or summarize PRC legal or regulatory matters, are true and accurate in all material respects, and are fairly disclosed and correctly set forth therein, and nothing has been omitted from such statements which would make the same misleading in any material respect.

D. Qualifications

Our opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.

Our opinion is limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

ii.

PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of the PRC Laws and regulations referred to herein, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.

Our opinion is subject to (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

iv.

Our opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

v.

This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the VIE Agreements and transactions contemplated by the VIE Agreements, are subject to the discretion of the competent Governmental Agency.

vi.

The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts. As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company and the PRC Companies in connection with the Offering and the transactions contemplated thereby.

vii.

We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on representations made by officers and employees of the Company, the PRC Companies and Governmental Agencies.

viii.

We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to render this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

ix.	This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

x.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

This opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this opinion and should not be used for any other purpose without our prior written consent.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm’s name under the captions “Our Company”, “Risk Factors”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

AppendixA

List of VIE Documents

No.	VIE Documents	Signing Parties	Execution Date
1.	Exclusive Business Cooperation Agreement (独家业务合作协议)	WFOE and Hexun Huagu	August 5, 2014
2.	Exclusive Option Agreements (独家购买权协议)	WFOE, Hexun Huagu and Luo Weidong (罗伟东)	April 20, 2018
3.	Exclusive Option Agreements (独家购买权协议)	WFOE, Hexun Huagu and Wang Xiaodao (王小导)	April 20, 2018
4.	Exclusive Option Agreements (独家购买权协议)	WFOE, Hexun Huagu and Fang Jiawen (方家文)	April 20, 2018
5.	Equity Interest Pledge Agreements (股权质押协议)	WFOE, Hexun Huagu and Luo Weidong (罗伟东)	April 20, 2018
6.	Equity Interest Pledge Agreements (股权质押协议)	WFOE, Hexun Huagu and Wang Xiaodao (王小导)	April 20, 2018
7.	Equity Interest Pledge Agreements (股权质押协议)	WFOE, Hexun Huagu and Fang Jiawen (方家文)	April 20, 2018
8.	Shareholder Voting Proxy Agreement (股东表决权委托行使协议)	Company, Luo Weidong (罗伟东), Wang Xiaodao (王小导), Fang Jiawen (方家文) and WFOE	March 28, 2018
9.	Financial Support Agreement (财务支持协议)	Company, Luo Weidong (罗伟东), Wang Xiaodao (王小导), Fang Jiawen (方家文) and WFOE	March 28, 2018

AppendixA